EXHIBIT 4.2

                               AMENDING AGREEMENT



THIS AGREEMENT is effective as of the 27th day of August, 2002.

BETWEEN:

         GOLDREA RESOURCES CORP., of Suite 2A - 15782 Marine Drive, White Rock,
         -----------------------
         British Columbia, V4B 1E6

         (hereinafter referred to as the "Company")

AND:

         PARKSIDE 2000 RESOURCES CORP., OF 16493 - 26th Avenue, Surrey, British
         -----------------------------
         Columbia, V3S 9W9

         (hereinafter referred to as the "Optionee")

WHEREAS:

A. The Company is the registered and beneficial owner of certain mining claims located in the Liard Mining Division of British Columbia (the "BX Property");

B. The Optionee was granted an option to acquire an interest in the BX Property by virtue of a Mining Option Agreement dated May 30, 2002 between the Company and the Optionee (the "Option Agreement");

E. The Company has agreed with the Optionee to amend Section 26.1 of the Option Agreement upon the terms and subject to the conditions as are hereinafter set forth.

THEREFORE in consideration mutual covenants and agreements in this Agreement, the parties agree as follows:

1.       AREA OF INTEREST

1.1 It is agreed by the parties hereto that Section 26.1 of the Option Agreement is hereby deleted and is replaced with the following:

         "26.1 The lands included within five kilometres from a line drawn parallel to the Property boundaries commencing May 22, 2002 shall describe the area of interest. The Company will, at the election of the Optionee, contribute any interest in a mineral claim acquired by the Company within the area of interest to the Property, on reimbursement by the Optionee of 50% of the actual out of pocket costs of the Company in acquiring the mineral interest."


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                                     - 2 -


         The remainder of the Option Agreement, as amended by this agreement, shall remain in full force and effect.


IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

The Common Seal of GOLDREA              )
RESOURCES CORP. was                     )
hereunto affixed in the                 )
presence of:                            )
                                        )        (C/S)
/S/ LARRY W. REAUGH                     )
----------------------------
Larry W. Reaugh, President              )


PARKSIDE 2000 RESOURCES CORP.           )
                                        )
Per:                                    )
                                        )
                                        )
/S/ RUPERT L. BULLOCK                   )
----------------------------
Rupert L. Bullock, President